Exhibit 22


                                 RYMER FOODS INC.

                           SUBSIDIARIES OF THE COMPANY

                                 OCTOBER 28, 1995




                            State of    Percent
    Subsidiary Name      Incorporation   Owned       Owner


    Rymer Meat Inc.           Illinois     100        Rymer Foods Inc.

    Rymer Chicken Inc. (1)    Arkansas     100        Rymer Meat Inc.

    Rymer International
     Seafood Inc. (2)         Illinois     100        Rymer Meat Inc.

    Rymer Chicken Inc.
    - Plant City              Florida      100        Rymer Meat Inc.

    Queen City Foods Inc.     Georgia      100        Rymer Meat Inc.



    (1)  Substantially  all of the assets of Rymer Chicken Inc. were sold on
         December 10,  1993.   See Item  1 and  Note 4  to the  Consolidated
         Financial Statements.

    (2) The Company announced on January 5, 1996 that it had signed an agreement in principle to sell the assets of Rymer International Seafood Inc. See Item 1 and Note 4 to the Consolidated Financial Statements.